DRAFT 10-6-09


                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

THIS AGREEMENT is made as of ___________, 2009 by and between PNC GLOBAL INVESTMENT SERVICING (U.S.) INC., a Massachusetts corporation ("PNC"), and FIRST TRUST GLOBAL CREDIT STRATEGIES FUND, a Massachusetts business trust (the "Fund").

                             W I T N E S S E T H :

WHEREAS, the Fund is registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Fund wishes to retain PNC to provide administration and accounting services, and PNC wishes to furnish such services.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

1. Definitions. As used in this Agreement:
         (a)      "1933 Act" means the Securities Act of 1933, as amended.
         (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.
         (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund to give Oral Instructions and Written Instructions on behalf of the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.
         (d) "Oral Instructions" mean oral instructions received by PNC from an Authorized Person or from a person reasonably believed by PNC to be an Authorized Person. PNC may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.
         (e)      "SEC" means the Securities and Exchange Commission.

                                                                   DRAFT 10-6-09

         (f)      "Securities Laws" means the 1933 Act, the 1934 Act and the
                  1940 Act.
         (g)      "Shares" mean the shares of beneficial interest of the Fund.
         (h) "Written Instructions" mean (i) written instructions signed by an Authorized Person and received by PNC or (ii) trade instructions transmitted (and received by PNC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered electronically (with respect to sub-item (ii) above) or by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. Appointment. The Fund hereby appoints PNC to provide administration and accounting services to the Fund, in accordance with the terms set forth in this Agreement. PNC accepts such appointment and agrees to furnish such services. PNC shall be under no duty to take any action hereunder on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PNC and the Fund in a written amendment hereto. PNC shall not bear, or otherwise be responsible for, any fees, costs or expenses charged by any third party service providers engaged by the Fund or by any other third party service provider to the Fund.
3.       Compliance with Rules and Regulations.

         PNC undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PNC hereunder. Except as specifically set forth herein, PNC assumes no responsibility for such compliance by the Fund or other entity.

4.       Instructions.
         (a) Unless otherwise provided in this Agreement, PNC shall act only upon Oral Instructions or Written Instructions.
         (b)      PNC shall be entitled to rely upon any Oral Instruction or

                                                                   DRAFT 10-6-09

                  Written Instruction it receives from an Authorized Person
                  (or from a person reasonably believed by PNC to be an Authorized Person) pursuant to this Agreement. PNC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's board of directors or of the Fund's shareholders, unless and until PNC receives Written Instructions to the contrary.
         (c) The Fund agrees to forward to PNC Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PNC or its affiliates) so that PNC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PNC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PNC's ability to rely upon such Oral Instructions.

5.       Right to Receive Advice.
         (a) Advice of the Fund. If PNC is in doubt as to any action it should or should not take, PNC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.
         (b) Advice of Counsel. If PNC shall be in doubt as to any question of law pertaining to any action it should or should not take, PNC may request advice from counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PNC, at the option of PNC). The Fund shall pay the reasonable cost of any counsel retained by PNC with prior notice to the Fund.
         (c) Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PNC receives from the Fund and the advice PNC

                                                                   DRAFT 10-6-09

                  receives from counsel, PNC may rely upon and follow the advice of counsel.
         (d) Protection of PNC. PNC shall be indemnified by the Fund and without liability for any action PNC takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions PNC receives from or on behalf of the Fund or from counsel and which PNC believes, in good faith, to be consistent with those directions or advice and Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PNC (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions.

6.       Records; Visits.
         (a) The books and records pertaining to the Fund which are in the possession or under the control of PNC shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations provided the Fund provides PNC with written notice of such laws, rules and regulations, other than the 1940 Act and the Internal Revenue Code of 1986, as amended, that are applicable. The Fund and Authorized Persons shall have access to such books and records at all times during PNC's normal business hours upon reasonable advance notice. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PNC to the Fund or to an Authorized Person, at the Fund's expense.
         (b)      PNC shall keep the following records:
                  (i) all books and records with respect to the Fund's books of account;
                  (ii)     records of the Fund's securities transactions; and
                  (iii)    all other books and records as PNC is required to

                                                                   DRAFT 10-6-09

                           maintain pursuant to Rule 31a-1 of the 1940 Act in connection with the services provided hereunder.

7. Confidentiality. Each party shall keep confidential any information relating to the other party's business ("Confidential
         Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PNC and their respective subsidiaries and affiliated companies; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PNC a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to such confidentiality obligations if: (a) it is necessary for PNC to release such information in connection with the provision of services under this Agreement; (b) it is already known to the receiving party at the time it is obtained; (c) it is or becomes publicly known or available through no wrongful act of the receiving party; (d) it is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (e) it is released by the protected party to a third party without restriction; (f) it is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request or law (provided the receiving party will provide the other party written notice of the same, to the extent such notice is permitted);
         (g) it is Fund information provided by PNC in connection with an

                                                                   DRAFT 10-6-09

         independent third party compliance or other review; (h) it is relevant to the defense of any claim or cause of action asserted against the receiving party; or (i) it has been or is independently developed or obtained by the receiving party. PNC acknowledges and agrees that in connection with its services under this Agreement it receives non-public confidential portfolio holdings information ("Portfolio Information") with respect to the Fund. PNC agrees that, subject to the foregoing provisions of and the exceptions set forth in this
         Section 7 (other than the exception set forth above in this Section 7 as sub-item (a), which exception set forth in sub-item (a) shall not be applicable to the Fund's Portfolio Information), PNC will keep confidential the Fund's Portfolio Information and will not disclose the Fund's Portfolio Information other than pursuant to a Written Instruction (which Written Instruction may be a standing Written Instruction); provided that without the need for such a Written Instruction and notwithstanding any other provision of this Section 7 to the contrary, the Fund's Portfolio Information may be disclosed to third party pricing services which are engaged by PNC in connection with the provision of services under this Agreement and which shall be subject to a duty of confidentiality with respect to such Portfolio Information.

8. Liaison with Accountants. PNC shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to the Fund. PNC shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

9. PNC System. PNC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents,

                                                                   DRAFT 10-6-09

         copyrights, trade secrets, and other related legal rights utilized by PNC in connection with the services provided by PNC to the Fund.

10. Disaster Recovery. PNC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PNC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PNC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PNC's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

11.      Compensation.
         (a) As compensation for services rendered by PNC during the term of this Agreement, the Fund will pay to PNC a fee or fees as may be agreed to in writing by the Fund and PNC.
         (b) The undersigned hereby represents and warrants to PNC that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to PNC or to the adviser or sponsor to the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PNC to such adviser or sponsor or any affiliate of the Fund relating to this Agreement have been fully disclosed to the board of directors of the Fund and that, if required by applicable law, such board of directors has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

                                                                   DRAFT 10-6-09

12.        Indemnification.
         (a) The Fund agrees to indemnify, defend and hold harmless PNC and its affiliates providing services under this Agreement, including their respective officers, directors, agents and employees, from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) ("Claims") arising directly or indirectly from any action or omission to act which PNC takes in connection with the provision of services to the Fund. Neither PNC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by PNC's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard in the performance of PNC's or its affiliates' activities under this Agreement. The provisions of this Section 12 shall survive termination of this Agreement.
         (b) Indemnification of the Fund. PNC agrees to defend, indemnify and hold the Fund and its officers, directors and employees harmless from any and all Claims arising directly or indirectly from the negligence, bad faith, reckless disregard or willful misfeasance of PNC and its affiliates in the performance of its duties hereunder. Notwithstanding the foregoing, the Fund shall not be indemnified against any Claim caused by the Fund's or the Fund's other service providers' willful misfeasance, bad faith or negligence.
         (c)      Indemnification Procedure.
                  (i) Notice of the Action. A party that seeks indemnification under this Agreement must promptly give the other party notice of any legal action; provided, however, that a delay in notice does not relieve an indemnifying party of any liability to an indemnified party, except to the extent the indemnifying party shows that the delay prejudiced the defense of the action.

                                                                   DRAFT 10-6-09

                  (ii) Participating in or Assuming the Defense. The indemnifying party may participate in the defense at any time or it may assume the defense by giving notice to the other party. After assuming the defense, the indemnifying party:
                           (1) must select an attorney that is satisfactory to the other party;

                           (2) is not liable to the other party for any later attorney's fees or for any other later expenses that the other party incurs, except for reasonable investigation costs;

                           (3) must not compromise or settle the action without the other party's consent (but the other party must not unreasonably withhold its consent); and

                           (4)      is not liable for any compromise or
                                    settlement made without its consent.
                  (iii) Failing to Assume the Defense. If the indemnifying party fails to participate in or assume the defense within 15 days after receiving notice of the action, the indemnifying party is bound by any determination made in the action or by any compromise or settlement made by the other party.

13.      Responsibility of PNC.
         (a) PNC shall be under no duty to take any action hereunder on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PNC and the Fund in a written amendment hereto. PNC shall be obligated to exercise commercially reasonable care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. As set forth herein, and as may be agreed to in writing from time to time by PNC and the Fund with regard to such matters of liability, PNC shall be liable only for any damages arising out of PNC's failure to perform its duties under this Agreement to the extent such damages arise out of PNC's willful misfeasance, bad faith, negligence or reckless disregard of such duties.

                                                                   DRAFT 10-6-09

         (b) Notwithstanding anything in this Agreement to the contrary, PNC shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party; failure of the mails; or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the above; and (ii) PNC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PNC reasonably believes to be genuine. PNC shall not be liable for any damages arising out of any action or omission to act by any prior service provider of the Fund or for any failure to discover any such error or omission.
         (c) Notwithstanding anything in this Agreement to the contrary, neither party to this Agreement nor their respective affiliates shall be liable for any consequential, incidental, exemplary, punitive, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by such party.
         (d) Each party shall have a duty to mitigate damages for which the other party may become responsible. (e) The provisions of this
                  Section 13 shall survive termination of this Agreement.

14. Description of Accounting Services on a Continuous Basis. PNC will perform the following accounting services with respect to the Fund:

                                                                   DRAFT 10-6-09

         (i) Journalize investment, capital share and income and expense activities;
         (ii) Verify investment buy/sell trade tickets when received from the investment adviser for the Fund (the "Adviser") and transmit trades to the Fund's custodian (the "Custodian") for proper settlement;
         (iii) Maintain individual ledgers for investment securities;
         (iv)  Maintain historical tax lots for each security;
         (v) Reconcile cash and investment balances of the Fund with the Custodian, and provide the Adviser with the beginning cash balance available for investment purposes;
         (vi) Update the cash availability throughout the day as required by the Adviser;
         (vii) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations;
         (viii)Calculate various contractual expenses (e.g., advisory and custody fees);
         (ix) Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;
         (x) Control all disbursements and authorize such disbursements upon Written Instructions;
         (xi)  Calculate capital gains and losses;
         (xii) Determine net income;
         (xiii)Obtain security market quotes from independent pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of the Fund's Investments;
         (xiv) Transmit or mail a copy of the daily portfolio valuation to the Adviser;
         (xv)  Compute net asset value; and
         (xvi) As appropriate, compute yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity.

15. Description of Administration Services on a Continuous Basis. PNC will perform the following administration services with respect to the Fund:
         (i)   Prepare quarterly broker security transactions summaries;
         (ii)  Prepare monthly security transaction listings;

                                                                   DRAFT 10-6-09

         (iii) Supply various normal and customary Fund statistical data as requested on an ongoing basis;
         (iv) Prepare for execution and file the Fund's Federal and state tax returns;
         (v) Monitor the Fund's status as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended;
         (vi)  Prepare the Fund's annual and semi-annual shareholder reports;
         (vii) Prepare and coordinate with the Fund's counsel post-effective amendments to the Fund's registration statement on Form N-2, as needed, and coordinate with the Fund's financial printer to file such amendments; and prepare and file semi-annual reports on Form N-SAR, subject to the review of Fund management;
         (viii)Assist in the preparation of notices of annual or special meetings of shareholders and proxy materials relating to such meetings;
         (ix) Assist in obtaining the fidelity bond and directors' and officers'/errors and omissions insurance policies for the Fund in accordance with the requirements of Rule 17g-1 and 17d-1(d)(7) under the 1940 Act as such bond and policies are approved by the Fund's board of directors;
         (x) Monitor the Fund's assets to assure adequate fidelity bond coverage is maintained;
         (xi) Draft agendas, resolutions and materials for quarterly and special board meetings and draft written consents of the board;
         (xii) Coordinate the preparation, assembly and mailing of board materials;
         (xiii)Attend board meetings and draft minutes thereof;
         (xiv) Maintain a calendar that identifies the required SEC filing and board approval deadlines;
         (xv) Assist the Fund in the handling of SEC examinations and responses thereto;
         (xvi) If the chief executive officer or chief financial officer of the Fund is required to provide a certification as part of the Fund's Form N-Q or Form N-CSR filing pursuant to regulations promulgated by the Securities and Exchange Commission under
               Section 302 of the Sarbanes-Oxley Act of 2002, PNC will provide (to such person or entity as agreed between the Fund and PNC) a sub-certification in support of certain matters set forth in the aforementioned certification, such sub-certification to be in such form and relating to such matters as agreed between the Fund and PNC from time to time.
               PNC shall be required to provide the sub-certification only during the term of the Agreement and only if it receives such cooperation as it may request to perform its investigations with respect to the sub-certification. For clarity, the sub-certification is not itself a certification under the

                                                                   DRAFT 10-6-09

               Sarbanes-Oxley Act of 2002 or under any other regulatory requirement; and
         (xvii)Coordinate contractual relationships and communications between the Fund and its contractual service providers; and
         (xviii) Such other regulatory services as the parties hereto may from time to time agree upon in writing.
All regulatory services are subject to the review and approval of Fund counsel.

16.      Duration and Termination.
         (a) This Agreement shall be effective on the date first written above and unless terminated pursuant to its terms shall continue until June 12, 2010 (the "Initial Term").
         (b) Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of one (1) year ("Renewal Terms") each, unless the Fund or PNC provides written notice to the other of its intent not to renew. Such notice must be received not less than ninety (90) days prior to the expiration of the Initial Term or the then current Renewal Term.
         (c) In the event a termination notice is given by the Fund, all expenses associated with movement of records and materials and conversion thereof to a successor accounting and administration services agent(s) (and any other service provider(s)), and all trailing expenses incurred by PNC, will be borne by the Fund and paid to PNC if known at such time prior to any such conversion.
         (d) If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days

                                                                   DRAFT 10-6-09

                  written notice of such termination to the Defaulting Party. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

17. Notices. Notices shall be addressed (a) if to PNC, at 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President (or such other address as PNC may inform the Fund in writing); (b) if to the Fund, at 120 East Liberty Drive, Wheaton, IL 60187, Attention: W. Scott Jardine fax (630) 517-7437 (or such other address as the Fund may inform PNC in writing); or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

18. Amendments. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought

19. Assignment. PNC may assign its rights hereunder to any majority-owned direct or indirect subsidiary of PNC or of The PNC Financial Services Group, Inc., provided that PNC gives the Fund thirty (30) days prior written notice of such assignment.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                                                   DRAFT 10-6-09

21. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

22.      Miscellaneous.
         (a) Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of PNC hereunder without the prior written approval of PNC, which approval shall not be unreasonably withheld or delayed. The scope of services to be provided by PNC under this Agreement shall not be increased as a result of new or revised regulatory or other requirements that may become applicable with respect to the Fund, unless the parties hereto expressly agree in writing to any such increase.
         (b) During the term of this Agreement and for one year thereafter, the Fund shall not (with the exceptions noted in the immediately succeeding sentence) knowingly solicit or recruit for employment or hire any of PNC's employees, and the Fund shall cause the Fund's sponsor and the Fund's affiliates to not (with the exceptions noted in the immediately succeeding sentence) knowingly solicit or recruit for employment or hire any of PNC's employees. To "knowingly" solicit, recruit or hire within the meaning of this provision does not include, and therefore does not prohibit, solicitation, recruitment or hiring of a PNC employee by the Fund, the Fund's sponsor or an affiliate of the Fund if the PNC employee was identified by such entity solely as a result of the PNC employee's response to a general advertisement by such entity in a publication of trade or industry interest or other similar general solicitation by such entity
         (c) Except as expressly provided in this Agreement, PNC hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality,

                                                                   DRAFT 10-6-09

                  suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PNC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.
         (d) This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.
         (e) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
         (f) Notwithstanding any provision hereof, the services of PNC are not, nor shall they be, construed as constituting legal advice or the provision of legal services for or on behalf of the Fund or any other person. Neither this Agreement nor the provision of services under this Agreement establishes or is intended to establish an attorney-client relationship between the Fund and PNC.
         (g) The Fund will provide such information and documentation as PNC may reasonably request in connection with services provided by PNC to the Fund.
         (h) This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.
         (i) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
         (j) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as may be explicitly stated in

                                                                   DRAFT 10-6-09

                  this Agreement, (i) this Agreement is not for the benefit of any other person or entity and (ii) there shall be no third party beneficiaries hereof.
         (k) The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.
         (l) The Fund and PNC agree that the obligations of the Fund under the Agreement shall not be binding upon any of the directors, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund individually, but are binding only upon the assets and property of the Fund (or applicable series thereof), as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the directors of the Fund, and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such directors nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Fund individually or to impose any liability on any of them or any shareholder of the Fund personally, but shall bind only the assets and property of the Fund (or applicable series thereof), as provided in the Articles of Incorporation or Declaration of Trust.
         (m) To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of PNC's affiliates are financial institutions, and PNC may, as a matter of policy, request (or may have already requested) the Fund's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. PNC may also ask (and may have already asked) for additional

                                                                   DRAFT 10-6-09

                  identifying information, and PNC may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

                                                                   DRAFT 10-6-09

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                        PNC GLOBAL INVESTMENT
                                        SERVICING (U.S.) INC.

                                        By:    ____________________

                                        Name:  ____________________

                                        Title: ____________________



                                        FIRST TRUST GLOBAL CREDIT
                                        STRATEGIES FUND

                                        By:    ____________________

                                        Name:  ____________________

                                        Title: ____________________